EXHIBIT 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K of American Resources Corporation dated November 21, 2025 and agree with the statements concerning our ﬁrm contained therein.

Very truly yours, GBQ Partners LLC

November 21, 2025